EXHIBIT 11.1

                        PAMECO CORPORATION

          COMPUTATION OF HISTORICAL NET INCOME PER SHARE
             (In thousands, except per share amounts)

                                                       Three Months Ended        Nine Months Ended
                                                           November 30,             November 30,
                                                       -------------------------------------------
                                                        1997         1996         1997        1996
                                                        ----         ----         ----        ----
Primary:
  Weighted average common stock and common stock
  equivalents outstanding during the period             8,769        6,030         7,510       6,177

Effect of common stock equivalents issued
  subsequent to March 26, 1996, computed in
  accordance with the treasury stock method as
  required by the SEC <F1>                                330          348           330         348
                                                       ------       ------        ------      ------

         Total                                          9,099        6,378         7,840       6,525
                                                       ======       ======        ======      ======

Net income/(loss) applicable to common                 $1,199       $  (59)       $8,188      $6,679
 stockholders                                          ======       ======        ======      ======

Net income/(loss) per share                            $ 0.13       $(0.01)      $  1.04      $ 1.02
                                                       ======       ======        ======      ======

<F1>  Pursuant to Securities and Exchange Commission Staff Accounting
      Bulletin No. 83, common stock equivalents issued at prices below the Initial Public Offering price per share of $14 ("cheap stock") during the twelve month period immediately preceding the initial filing date of the Company's Registration Statement for its Initial Public Offering have been included as outstanding for all periods presented.


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